Exhibit 10.16

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and between Zeno Management, Inc., a Delaware corporation (the “Company”) and a wholly owned subsidiary of Zentalis Pharmaceuticals, LLC (the “Parent”), and Kevin Bunker, Ph.D. (“Executive”), and shall be effective as of February 25, 2020 (the “Effective Date”).

WHEREAS, the Company and Executive desire to amend that certain Employment Agreement effective as of February 1, 2019, between Company and Executive (the “Original Agreement”), as set forth herein.

NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.    Amendment to Section 3(a). Section 3(a) of the Original Agreement is hereby amended to read as follows, subject to the closing of the IPO:

“(a)    Base Salary. Effective January 1, 2019, the Company shall pay to Executive a base salary of $360,000 per year, payable in accordance with the Company’s usual pay practices (and in any event no less frequently than monthly). Effective upon the proposed public offering of the common stock of Parent following its statutory conversion into a Delaware corporation (the “IPO”), Executive’s base salary shall be increased to $420,000 per year, with retroactive effect to January 1, 2020 (and Executive shall receive a lump sum cash payment in the amount of any incremental base salary that would otherwise have been paid during the period commencing on January 1, 2020 through the date of the closing of the IPO, as if such increased rate had been in effect, within ten (10) days following such closing). Executive’s base salary shall be subject to review annually by and at the sole discretion of the Board or its designee.”

2.    Amendment to Section 3(b). The third sentence of Section 3(b) of the Original Agreement is hereby amended to read as follows:

“Effective January 1, 2020, Executive’s target bonus under any such annual bonus plan shall be forty-five percent (45%) of Executive’s base salary actually paid for the year to which such annual bonus relates (the “Target Bonus”).”

3.    Definition of Change in Control. The definition of “Change in Control” in the Original Agreement is hereby amended to read as follows:

“Change in Control” shall have the meaning ascribed to such term in the Zentalis Pharmaceuticals, LLC 2017 Profits Interest Plan; provided, however, that from and after the date of the IPO, “Change in Control” shall have the meaning ascribed to such term in the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan.

4.    No Other Amendments; Miscellaneous. Except as expressly provided for in this Amendment, the Original Agreement and its terms and conditions remain in full force and effect and unchanged by this Amendment. Capitalized terms used herein but not defined herein shall have the meanings ascribed such terms in the Original Agreement. This Amendment is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. The provisions of Section 9(i) of the Original Agreement with respect to venue and jurisdiction shall apply to this Amendment.

5.    Counterparts; Facsimile or .pdf Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ZENO MANAGEMENT, INC.

By:	/s/ Anthony Y. Sun, M.D.
Name:	Anthony Y. Sun, M.D.
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Kevin Bunker, Ph.D.
Kevin Bunker, Ph.D.

[SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT]